Exhibit 10.10

AMENDMENT TO XL GROUP PLC
EXECUTIVE SEVERANCE BENEFIT PLAN

WHEREAS, XL Group plc has petitioned the High Court of Ireland to approve a Scheme of Arrangement under the Irish Companies Act, the effect of which would be to impose a new holding company, incorporated in Bermuda, XL Group Ltd, as the ultimate parent holding company of the XL group of companies (the “Redomestication”); and
WHEREAS, XL Group plc maintains the XL Group plc Executive Severance Benefit Plan (the “Plan”); and
WHEREAS, pursuant to its authority under Section 14 of the Plan, the Management Development and Compensation Committee of the Board of Directors of XL Group plc wishes to amend the Plan in connection with the Redomestication;
NOW, THEREFORE, BE IT RESOLVED:

1.	THAT, the title of the Plan shall be the “XL Group Ltd Executive Severance Benefit Plan.”

2.	THAT, the Plan shall be amended such that each occurrence of the term “XL Group plc” shall instead refer to “XL Group Ltd”.

3.	THAT, the foregoing amendments shall become effective, and shall be conditioned, upon the consummation of the Redomestication.

4.	THAT, except as expressly amended hereby, the Plan remains in full force and effect.